SECOND AMENDMENT

TO

SHARE PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO SHARE PURCHASE AGREEMENT (“Amendment”), dated effective as of June 27, 2024, is made by and between iQSTEL Inc., a Nevada corporation ("Buyer"), and Yukon River Holdings, Ltd., a corporation formed under the laws of the British Virgin Islands (“Seller”). Buyer and Seller may hereinafter be referred to individually as a “Party” and collectively as the "Parties." All capitalized terms contained herein shall have the meanings ascribed thereto in the Share Purchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Parties entered into that certain Share Purchase Agreement dated as of January 19, 2024 by and between the Seller and the Buyer and that certain First Amendment to Share Purchase Agreement dated as of April 1, 2024 (collectively, the “Share Purchase Agreement”), whereby the Buyer purchased fifty-one (51) ordinary B shares of the Company held in the name of Seller, which represented fifty-one percent (51%) of the issued ordinary shares of the Company (collectively, the "Shares") for the consideration and on the terms and conditions set forth therein; and

WHEREAS, the transactions contemplated by the Share Purchase Agreement closed on April 1, 2024; and

WHEREAS, the Parties wish to amend the Share Purchase Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the Recitals and the material covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	The above Recitals are true and correct and are incorporated herein by reference.

2.                  The Promissory Note attached as Exhibit A to the Share Purchase Agreement shall be amended and restated in its entirety by the Amended and Restated Secured Promissory Note attached to this Amendment as Exhibit A (“A&R Promissory Note”). The Parties acknowledge and agree that notwithstanding the original principal amount of the Promissory Note, the Buyer has paid US $200,000.00 of principal thereunder and, therefore, the original principal balance of the A&R Promissory Note shall be US $1,800,000.00.

3.                  Section 2(f)(i) of the Share Purchase Agreement shall be deleted in its entirety and replaced with the following:

“(i) Earn-Out Payment. For the period commencing on April 1, 2024 and ending December 31, 2024 (the “Determination Period”), Seller may receive an earn-out payment (“Earn-Out Payment”), as additional consideration for the Shares, as set forth in Section 2(f)(ii) below.”

4.                  Section 2(f)(ii) of the Share Purchase Agreement shall be deleted in its entirety and replaced with the following:

“(ii) Earn-Out Payment Thresholds.

(A)             If the Company has positive Net Income equal to or greater than US $721,034.50 during the Determination Period, then Buyer shall pay to Seller an Earn-Out Payment equal to the Earn-Out Amount. The Parties acknowledge and agree that the term “Earn-Out Amount” is defined in Section 1 hereof as One Million 00/100 Dollars (US $1,000,000.00).

(B)             If the Company has positive Net Income greater than $540,775.88 (i.e., 75% of a target of $721,034.50) but less than US $721,034.50 during the Determination Period, then Buyer shall pay to Seller an Earn-Out Payment equal to the Earn-Out Amount multiplied by a fraction, (x) the numerator of which is the actual Net Income achieved by the Company during the Determination Period, and (y) the denominator of which is $721,034.50.

(C)              If the Company has positive Net Income of equal to or less than $540,775.88 (i.e., 75% of a target of $721,034.50) during the Determination Period, then the Determination Period shall be extended by ninety (90) days to March 31, 2025 (the “Extended Determination Period”), whereby the Company shall be given the opportunity to achieve Net Income of greater than $540,775.88 during the Extended Determination Period. If the Determination Period is extended and the Company has positive Net Income greater than $540,775.88 during the Extended Determination Period, then Buyer shall pay to Seller an Earn-Out Payment equal to the Earn-Out Amount multiplied by a fraction, (x) the numerator of which is the actual Net Income achieved by the Company during the Extended Determination Period, and (y) the denominator of which is $721,034.50.”

5.                  Section 2(f)(iii) of the Share Purchase Agreement shall be deleted in its entirety and replaced with the following:

“(iii) Earn-Out Report. If the Company is entitled to an Earn-Out Payment pursuant to Section 2(f)(ii)(A) or (B), then by January 15, 2025, Seller will prepare and deliver to Buyer a report, (A) setting forth, in reasonable detail,

(1) a computation of the Net Income during the Determination Period, and (2) the computation of the Earn-Out Payment as set forth herein, and (B) attaching a copy of the unaudited balance sheets and statements of comprehensive income, changes in equity, and cash flow as of and for the fiscal year ended December 31, 2024 for the Company (the “Earn-Out Report”). If the Company is entitled to an Earn-Out Payment pursuant to Section 2(f)(ii)(C), then by April 15, 2025, Seller will prepare and deliver to Buyer an Earn-Out Report that will also include a copy of the unaudited balance sheets and statements of comprehensive income, changes in equity, and cash flow as of and for the three months ended March 31, 2025 for the Company. The Earn-Out Report provided by Seller to the Buyer shall be binding on the Parties.”

2

6.                  Section 2(f)(iv) of the Share Purchase Agreement shall be deleted in its entirety and replaced with “Intentionally Omitted.”

7.                  Section 2(f)(v) of the Share Purchase Agreement shall be deleted in its entirety and replaced with the following:

“Timing and Manner of Earn-Out Payment. The Earn-Out Payment, if any, shall be payable by Buyer in the form of a secured promissory note, which is attached hereto as Exhibit B (the “Earn-Out Promissory Note”). If Seller is entitled to an Earn-Out Payment pursuant to Section 2(f)(ii)(A) or (B), then Buyer shall execute the Earn-Out Promissory Note providing for six (6) monthly payments with the first payment thereunder by January 31, 2025. If Seller is entitled to an Earn-Out Payment pursuant to Section 2(f)(ii)(C), then Buyer shall execute the Earn-Out Promissory Note providing for three (3) monthly payments with the first payment thereunder by April 30, 2025. The obligations of Buyer under the Earn-Out Promissory Note shall be secured by a pledge of the remaining thirty (30) ordinary B shares of the Company held in Buyer’s name pursuant to and in accordance with an Amended and Restated Share Pledge Agreement, the form of which is attached hereto as Exhibit C (“A&R Share Pledge Agreement”). The A&R Share Pledge Agreement will be executed by Buyer and Seller at the time the Earn-Out Promissory Note is executed by Buyer.”

8.                  In all other respects the Share Purchase Agreement remains in full force and effect, subject to the effect of this Amendment. To the extent there are any inconsistencies between the terms contained in this Amendment and the Share Purchase Agreement, the terms of this Amendment shall control.

9.                  This Amendment may be executed in one or more counterparts, and shall become effective only when the Parties hereto have each executed one or more counterparts. Each counterpart shall be deemed an original, but all of the counterparts shall constitute one Amendment. A facsimile copy or an electronic copy of this Amendment and any signatures on any counterpart hereof shall be considered for all purposes as originals.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed on the date first written above.

SELLER:

YUKON RIVER HOLDINGS LTD., a corporation formed under the laws of the British Virgin Islands

By: /s/ Tolga Alemdar

Name: Tolga Alemdar

Title: Director

BUYER:

IQSTEL INC., a Nevada corporation

By: /s/ Leandro Jose Iglesias

Name: Leandro Jose Iglesias

Title: President & Chief Executive Officer

[Signature Page to Second Amendment to the Share Purchase Agreement]

4

EXHIBIT A

A&R PROMISSORY NOTE

(See Attached)

5

AMENDED AND RESTATED

SECURED PROMISSORY NOTE

$1,800,000.00

June 27, 2024

FOR VALUE RECEIVED, the undersigned, iQSTEL INC., a Nevada corporation ("Obligor"), hereby promises to pay to the order of YUKON RIVER HOLDINGS LTD., a corporation formed under the laws of the British Virgin Islands ("Holder"), the principal amount of ONE MILLION EIGHT HUNDRED THOUSAND AND 00/100 DOLLARS (US

$1,800,000.00), which shall be payable as provided below.

The Obligor agrees as follows:

1.                  Amendment and Restatement. Obligor and Holder (by acceptance hereof) acknowledge and agree that (a) this Amended and Restated Secured Promissory Note (“Note”) (i) amends, restates and supersedes that certain Secured Promissory Note dated April 1, 2024 in the original principal amount of $2,000,000.00 executed by Obligor in favor of Holder (the “Original Note”), and (iii) is a restatement and substitution of, and not in repayment of, the obligations under the Original Note, and (b) the total principal indebtedness of Obligor under the Original Note as of the date of this Note is $1,800,000.00, which is the face amount of this Note. Obligor further agrees that the total principal indebtedness as reflected herein shall be paid in accordance with the terms, covenants and conditions of this Note, and not in accordance with the terms, covenants and conditions of the Original Note. Nothing herein is intended, nor shall be deemed to constitute a novation of the indebtedness evidenced by the Original Note.

2.                  Share Purchase Agreement; Security. This Note has been executed and delivered pursuant to that certain Share Purchase Agreement dated as of January 19, 2024, as amended by that certain First Amendment of the Share Purchase Agreement dated April 1, 2024 and by that certain Second Amendment of the Share Purchase Agreement dated June 27, 2024 by and between Obligor and Holder (collectively, the “Share Purchase Agreement”). Any capitalized terms not otherwise defined herein shall have the meanings given to them in the Share Purchase Agreement. The obligations under this Note shall continue to be secured by Obligor’s pledge of twenty-one (21) ordinary B shares of the Company held in the name of Obligor pursuant to that certain Share Pledge Agreement dated as of April 1, 2024 executed by Obligor and Holder (the “Pledge Agreement”), which documents the pledge of the above-described collateral and sets forth certain other rights and remedies of Holder.

3.                  Interest. Interest shall accrue on the outstanding principal amount of this Note, commencing on the date hereof, until this Note is paid in full, at a rate equal to 4.89% per annum.

4.                  Payment Schedule. Obligor shall make payments of principal, plus all accrued and unpaid interest thereon, in the amounts and on the dates as set forth in the payment schedule attached hereto as Exhibit A. All payments shall be made to Holder via wire transfer, automated clearing house or other electronic transfer to an account designated in writing by Holder or such other place as Holder may designate in writing from time to time. If the payment date falls on any day other than a Business Day, the payment shall be made on the next Business Day.

6

5.                  Maturity. The entire outstanding principal balance of this Note, together with all accrued but unpaid interest and any other sums then outstanding under this Note, shall be due and payable on the earlier of (a) June 30, 2025, or (b) on the date (i) the Company shall merge or consolidate with or into any person, firm or entity, (ii) the Company shall sell all or substantially all of the assets of the Company, or (iii) the Company shall dissolve or liquidate (the “Maturity Date”).

6.                  Form of Payment; Prepayments; Late Charge. To the extent that any payment hereunder is made in cash, such payments shall be made in lawful money of the United States of America. This Note may be prepaid in whole or in part at any time without penalty upon the prior written consent of Holder. If any payments are not timely made, Obligor shall also pay to Holder a late charge equal to five percent (5%) of the payment that is past due for ten (10) or more calendar days after the date such payment is due. Acceptance by Holder of any late payment without an accompanying late charge shall not be deemed a waiver of Holder’s right to collect such late charge or to collect a late charge for any subsequent late payment received.

7.                  Acceleration Upon Default. Holder may declare the entire unpaid balance of this Note to be immediately due and payable upon written demand, at Holder's election, if any one or more of the following events of default (each, an "Event of Default") shall occur:

(a)                Obligor shall fail to timely make any payment due on this Note as and when payable, whether by acceleration or otherwise, and such failure continues uncured (with or without notice) for a period of ten (10) calendar days after the date such payment is due.

(b)               Should (i) Obligor commence any case, proceeding or other action (collectively, "Proceeding") (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or similar relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other similar relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or (ii) Obligor make a general assignment for the benefit of its creditors; or (iii) there be commenced against Obligor any Proceeding of a nature referred to in clauses (i) or (ii) above, which results either in the entry of an order for relief ("Order") or appointment, and any such Order or appointment remains undismissed in a manner reasonably satisfactory to Holder for a period of sixty (60) days (the foregoing shall include the commencement against Obligor of any Proceeding seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an Order for any such relief which remains undismissed in a manner reasonably satisfactory to Holder for sixty (60) days); or (iv) Obligor takes any action substantially in furtherance of, or expressly indicating its consent to, approval of or acquiescence in, any of the acts set forth in clauses (i), (ii) or (iii) above.

(c)                Obligor is in material breach of any provision of the Pledge Agreement or any other agreement or promissory note with the Holder; provided, that Obligor shall have thirty

(30) days to cure such breach (ten (10) days if a monetary breach) following written notice by the Holder thereof.

7

8.                  Default Rate of Interest. At Holder’s sole option, the entire unpaid principal balance of the Note shall bear interest until paid at the highest rate allowed by applicable law (the “Default Rate”) after the occurrence and during the continuation of any Event of Default (regardless of whether Holder has demanded payment of this Note); provided, however, that after judgment such sums shall bear interest at the greater of the Default Rate or the rate prescribed by applicable law for judgments.

9.	Certain Remedies.

(a)                Costs and Expenses. Obligor agrees to pay all reasonable costs and expenses including, without limitation, reasonable attorneys' fees at pre-trial, trial and appellate levels, incurred or payable by Holder in enforcing each provision of this Note including, without limitation, respecting the collection of any and all amounts payable under this Note.

(b)               Rights and Remedies of Holder. Holder shall have all rights and remedies provided for by any applicable law of any kind (including all forms of legal and equitable relief) with respect to any acceleration or any other breach or default hereunder and Holder shall in addition have any other rights and remedies provided for in this Note or the Pledge Agreement. All rights and remedies contemplated in the preceding sentence shall be independent and cumulative, and may, to the extent permitted by applicable law, be exercised concurrently or separately, and the exercise of any one right or remedy shall not be deemed to be an election of such right or remedy or to preclude or waive the exercise of any other right or remedy.

10.              Waiver and Consent. To the fullest extent permitted by law, Obligor hereby: (a) waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold Obligor liable with respect to the Note; (b) waives any right to immunity or exemption of any property, wherever located, from garnishment, levy, execution, seizure or attachment prior to or in execution of judgment, or sale under execution or other process for the collection of debts; (c) submits to the jurisdiction of the state and federal courts in the State of Florida for purposes of any action or proceeding under this Note; (d) agrees that the venue of any such action or proceeding may be laid in Miami-Dade County, Florida and waives any claim that the same is an inconvenient forum. Until Holder receives all sums due under this Note in immediately available funds, Obligor shall not be released from liability with respect to this Note unless Holder expressly releases Obligor in a writing signed by Holder.

11.	General.

(a)                Documentary Stamp Taxes. Obligor shall pay any and all stamp and other taxes (including, without limitation, documentary stamp and intangible taxes), filing fees and other costs and expenses in connection with the execution and delivery of this Note, the other instruments and documents to be delivered hereunder, and agrees to save Holder harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

(b)               Severability. If any provision of this Note or the application thereof to any person(s) or circumstance(s) shall be invalid or unenforceable to any extent, (i) the remainder of

8

this Note and the application of such provision to other persons or circumstance(s) shall not be affected thereby; and (ii) each such provision shall, as to such person or circumstances as to which it is not enforceable in full, be enforced to the greatest extent permitted by law.

(c)                Amendments; Pronouns; No Waiver; Successors and Assigns. No amendment, modification, rescission, waiver, forbearance or release of any provision of this Note shall be valid or binding unless made in writing and executed by a duly authorized representative of Obligor and Holder. No consent or waiver, express or implied, by Holder to or of any breach by Obligor in the performance by it of any of its obligations hereunder shall be deemed or construed to be a consent to or waiver of the breach in the performance of the same or any other obligation of Obligor hereunder. Failure on the part of Holder to complain of any act or failure to act by Obligor or to declare Obligor in breach irrespective of how long such failure continues, shall not constitute a waiver by Holder of any of her rights hereunder. All consents and waivers shall be in writing. All of the terms, covenants and conditions contained in this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that Obligor's obligations hereunder may not be delegated to any other person without the prior consent of Holder and any such attempted delegation without such consent shall be void.

(d)               Governing Law. This Note, including the performance and enforceability hereof, shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the principles of conflicts of law which might otherwise require the application of the law of another jurisdiction.

(e)                WAIVER OF JURY TRIAL. HOLDER AND OBLIGOR (BY ACCEPTANCE OF THIS NOTE), HAVING BEEN REPRESENTED BY COUNSEL OR BY HAVING THE OPPORTUNITY TO BE REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS NOTE, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. OBLIGOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST HOLDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES. HOLDER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST OBLIGOR ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

[Signature Page Follows]

9

The Obligor has executed and delivered this Note as of the day and year first above written.

OBLIGOR:

iQSTEL INC., a Nevada corporation

By: /s/ Leandro Jose Iglesias

Name: Leandro Jose Iglesias

Title: President & Chief Executive Officer

10

EXHIBIT A

PAYMENT SCHEDULE

Due Date	Principal Payment	Interest Payment	Total Payment
June 28, 2024	$75,000.00	$6,752.22	$81,752.22
July 31, 2024	$75,000.00	$7,626.39	$82,626.39
August 30, 2024	$75,000.00	$6,631.64	$81,631.64
September 30, 2024	$75,000.00	$6,541.21	$81,541.21
October 31, 2024	$75,000.00	$6,229.73	$81,229.73
November 29, 2024	$75,000.00	$5,536.42	$80,536.42
December 30, 2024	$75,000.00	$5,606.75	$80,606.75
January 31, 2025	$212,500.00	$5,466.08	$217,966.08
February 28, 2025	$212,500.00	$3,985.68	$216,485.68
March 31, 2025	$212,500.00	$3,530.18	$216,030.18
April 30, 2025	$212,500.00	$2,562.23	$215,062.23
May 30, 2025	$212,500.00	$1,708.15	$214,208.15
June 30, 2025	$212,500.00	$882.54	$213,382.54
TOTALS:	$1,800,000.00	$63,059.23	$1,863,059.23

11

EXHIBIT B

EARN-OUT PROMISSORY NOTE

(See Attached)

12

SECURED PROMISSORY NOTE

(Earn-Out Payment)

$[____________________]

[_________________ ], 2025

FOR VALUE RECEIVED, the undersigned, iQSTEL INC., a Nevada corporation ("Obligor"), hereby promises to pay to the order of YUKON RIVER HOLDINGS LTD., a corporation formed under the laws of the British Virgin Islands ("Holder"), the principal amount of [ ________________] AND [ ]/100 DOLLARS (US $[________________]), which shall be payable as provided below.

The Obligor agrees as follows:

1.                  Share Purchase Agreement; Security. This Secured Promissory Note (“Note”) has been executed and delivered pursuant to that certain Share Purchase Agreement dated as of January 19, 2024, as amended by that certain First Amendment of the Share Purchase Agreement dated April 1, 2024 and by that certain Second Amendment of the Share Purchase Agreement dated June 27, 2024 by and between Obligor and Holder (collectively, the “Share Purchase Agreement”). Any capitalized terms not otherwise defined herein shall have the meanings given to them in the Share Purchase Agreement. The obligations under this Note are secured by Obligor’s pledge of thirty (30) ordinary B shares of the Company held in the name of Obligor pursuant to that certain Amended and Restated Share Pledge Agreement of even date herewith executed by Obligor and Holder (the “Pledge Agreement”), which documents the pledge of the above-described collateral and sets forth certain other rights and remedies of Holder.

2.                  Interest. Interest shall accrue on the outstanding principal amount of this Note, commencing on the date hereof, until this Note is paid in full, at a rate equal to 4.89% per annum.

3.                  Payment Schedule. Obligor shall make payments of principal, plus all accrued and unpaid interest thereon, in the amounts and on the dates as set forth in the payment schedule attached hereto as Exhibit A. All payments shall be made to Holder via wire transfer, automated clearing house or other electronic transfer to an account designated in writing by Holder or such other place as Holder may designate in writing from time to time. If the payment date falls on any day other than a Business Day, the payment shall be made on the next Business Day.

4.                  Maturity. The entire outstanding principal balance of this Note, together with all accrued but unpaid interest and any other sums then outstanding under this Note, shall be due and payable on the earlier of (a) [ ], or (b) on the date (i) the Company shall merge or consolidate with or into any person, firm or entity, (ii) the Company shall sell all or substantially all of the assets of the Company, or (iii) the Company shall dissolve or liquidate (the “Maturity Date”).

5.                  Form of Payment; Prepayments; Late Charge. To the extent that any payment hereunder is made in cash, such payments shall be made in lawful money of the United States of America. This Note may be prepaid in whole or in part at any time without penalty upon the prior written consent of Holder. If any payments are not timely made, Obligor shall also pay to Holder a late charge equal to five percent (5%) of the payment that is past due for ten (10) or more calendar

13

days after the date such payment is due. Acceptance by Holder of any late payment without an accompanying late charge shall not be deemed a waiver of Holder’s right to collect such late charge or to collect a late charge for any subsequent late payment received.

6.                  Acceleration Upon Default. Holder may declare the entire unpaid balance of this Note to be immediately due and payable upon written demand, at Holder's election, if any one or more of the following events of default (each, an "Event of Default") shall occur:

(a)               Obligor shall fail to timely make any payment due on this Note as and when payable, whether by acceleration or otherwise, and such failure continues uncured (with or without notice) for a period of ten (10) calendar days after the date such payment is due.

(b)               Should (i) Obligor commence any case, proceeding or other action (collectively, "Proceeding") (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or similar relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other similar relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or (ii) Obligor make a general assignment for the benefit of its creditors; or (iii) there be commenced against Obligor any Proceeding of a nature referred to in clauses (i) or (ii) above, which results either in the entry of an order for relief ("Order") or appointment, and any such Order or appointment remains undismissed in a manner reasonably satisfactory to Holder for a period of sixty (60) days (the foregoing shall include the commencement against Obligor of any Proceeding seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an Order for any such relief which remains undismissed in a manner reasonably satisfactory to Holder for sixty (60) days); or (iv) Obligor takes any action substantially in furtherance of, or expressly indicating its consent to, approval of or acquiescence in, any of the acts set forth in clauses (i), (ii) or (iii) above.

(c)               Obligor is in material breach of any provision of the Pledge Agreement or any other agreement or promissory note with the Holder; provided, that Obligor shall have thirty

(30) days to cure such breach (ten (10) days if a monetary breach) following written notice by the Holder thereof.

7.                  Default Rate of Interest. At Holder’s sole option, the entire unpaid principal balance of the Note shall bear interest until paid at the highest rate allowed by applicable law (the “Default Rate”) after the occurrence and during the continuation of any Event of Default (regardless of whether Holder has demanded payment of this Note); provided, however, that after judgment such sums shall bear interest at the greater of the Default Rate or the rate prescribed by applicable law for judgments.

8.	Certain Remedies.

(a)               Costs and Expenses. Obligor agrees to pay all reasonable costs and expenses including, without limitation, reasonable attorneys' fees at pre-trial, trial and appellate levels, incurred or payable by Holder in enforcing each provision of this Note including, without limitation, respecting the collection of any and all amounts payable under this Note.

14

(b)               Rights and Remedies of Holder. Holder shall have all rights and remedies provided for by any applicable law of any kind (including all forms of legal and equitable relief) with respect to any acceleration or any other breach or default hereunder and Holder shall in addition have any other rights and remedies provided for in this Note or the Pledge Agreement. All rights and remedies contemplated in the preceding sentence shall be independent and cumulative, and may, to the extent permitted by applicable law, be exercised concurrently or separately, and the exercise of any one right or remedy shall not be deemed to be an election of such right or remedy or to preclude or waive the exercise of any other right or remedy.

9.                  Waiver and Consent. To the fullest extent permitted by law, Obligor hereby: (a) waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold Obligor liable with respect to the Note; (b) waives any right to immunity or exemption of any property, wherever located, from garnishment, levy, execution, seizure or attachment prior to or in execution of judgment, or sale under execution or other process for the collection of debts; (c) submits to the jurisdiction of the state and federal courts in the State of Florida for purposes of any action or proceeding under this Note; (d) agrees that the venue of any such action or proceeding may be laid in Miami-Dade County, Florida and waives any claim that the same is an inconvenient forum. Until Holder receives all sums due under this Note in immediately available funds, Obligor shall not be released from liability with respect to this Note unless Holder expressly releases Obligor in a writing signed by Holder.

10.	General.

(a)               Documentary Stamp Taxes. Obligor shall pay any and all stamp and other taxes (including, without limitation, documentary stamp and intangible taxes), filing fees and other costs and expenses in connection with the execution and delivery of this Note, the other instruments and documents to be delivered hereunder, and agrees to save Holder harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

(b)               Severability. If any provision of this Note or the application thereof to any person(s) or circumstance(s) shall be invalid or unenforceable to any extent, (i) the remainder of this Note and the application of such provision to other persons or circumstance(s) shall not be affected thereby; and (ii) each such provision shall, as to such person or circumstances as to which it is not enforceable in full, be enforced to the greatest extent permitted by law.

(c)               Amendments; Pronouns; No Waiver; Successors and Assigns. No amendment, modification, rescission, waiver, forbearance or release of any provision of this Note shall be valid or binding unless made in writing and executed by a duly authorized representative of Obligor and Holder. No consent or waiver, express or implied, by Holder to or of any breach by Obligor in the performance by it of any of its obligations hereunder shall be deemed or construed to be a consent to or waiver of the breach in the performance of the same or any other obligation of Obligor hereunder. Failure on the part of Holder to complain of any act or failure to

15

act by Obligor or to declare Obligor in breach irrespective of how long such failure continues, shall not constitute a waiver by Holder of any of her rights hereunder. All consents and waivers shall be in writing. All of the terms, covenants and conditions contained in this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that Obligor's obligations hereunder may not be delegated to any other person without the prior consent of Holder and any such attempted delegation without such consent shall be void.

(d)               Governing Law. This Note, including the performance and enforceability hereof, shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the principles of conflicts of law which might otherwise require the application of the law of another jurisdiction.

(e)               WAIVER OF JURY TRIAL. HOLDER AND OBLIGOR (BY ACCEPTANCE OF THIS NOTE), HAVING BEEN REPRESENTED BY COUNSEL OR BY HAVING THE OPPORTUNITY TO BE REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS NOTE, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. OBLIGOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST HOLDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES. HOLDER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST OBLIGOR ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

[Signature Page Follows]

16

The Obligor has executed and delivered this Note as of the day and year first above written.

OBLIGOR:

iQSTEL INC., a Nevada corporation

By:___________________

Name: Leandro Jose Iglesias

Title: President & Chief Executive Officer

17

EXHIBIT A

PAYMENT SCHEDULE

Due Date	Principal Payment	Interest Payment	Total Payment
[ , 2025]	[$ ]	[$ ]	[$ ]
[ , 2025]	[$ ]	[$ ]	[$ ]
[ , 2025]	[$ ]	[$ ]	[$ ]
[ , 2025][1]	[$ ]	[$ ]	[$ ]
[ , 2025]	[$ ]	[$ ]	[$ ]
[ , 2025]	[$ ]	[$ ]	[$ ]
TOTALS:	[$ ]	[$ ]	[$ ]

1 Payments 4, 5 and 6 will be removed if the first installment of the Earn-Out Payment commences on April 30, 2025.

18

EXHIBIT C

A&R SHARE PLEDGE AGREEMENT

(See Attached)

19

AMENDED AND RESTATED

SHARE PLEDGE AGREEMENT

THIS AMENDED AND RESTATED SHARE PLEDGE AGREEMENT ("Agreement") is made and entered into as of _________, 2025 by and between iQSTEL INC., a Nevada corporation ("Pledgor") and YUKON RIVER HOLDINGS, LTD., a corporation formed under the laws of the British Virgin Islands ("Pledgee"). Capitalized terms that are not defined herein shall have the meanings given to them in the Share Purchase Agreement (as defined below).

RECITALS

A.                 The parties entered into a certain Share Purchase Agreement dated as of January 19, 2024, as amended by that certain First Amendment of the Share Purchase Agreement dated April 1, 2024 and by that certain Second Amendment of the Share Purchase Agreement dated June 27, 2024 (collectively, the “Share Purchase Agreement”), whereby Pledgor purchased fifty-one

(51) ordinary B shares in QXTEL LIMITED, a company incorporated in England and Wales with Company Number 03984645 (the “Company”), from Pledgee, which represented fifty-one percent (51%) of the total issued ordinary shares of the Company (the “Shares”).

B.                 In connection with the Share Purchase Agreement, Pledgor executed (i) a certain Amended and Restated Secured Promissory Note dated as of June 27, 2024 in the original principal amount of US $1,800,000.00 in favor of Pledgee (the “Purchase Price Note”), and (ii) a Share Pledge Agreement dated as of April 1, 2024 with Pledgee for the pledge of twenty-one (21) ordinary B shares of the Company (the “Original Pledged Shares”) to secure the obligations of Pledgor under the Purchase Price Note (the “Original Pledge Agreement”).

C.                 In connection with the Share Purchase Agreement, Pledgor also executed a certain Promissory Note of even date herewith in the original principal amount of US $[ ] in favor of Pledgee (the “Earn-Out Payment Note”). The Purchase Price Note and the Earn-Out Payment Note may be referred to in this Agreement as the “Notes.”

D.                 Pledgor agrees that the repayment of the Earn-Out Payment Note will be secured by the pledge of the remaining thirty (30) ordinary B shares of the Company held in Pledgor’s name (the “New Pledged Shares”), and the parties desire to amend and restate the Original Pledge Agreement and enter into this Agreement. The Original Pledged Shares and the New Pledged Shares may be referred to in this Agreement as the “Pledged Shares.”

NOW, THEREFORE, the parties agree as follows:

1.                  Continuation and Creation of Security Interest. Pledgor hereby grants to Pledgee, and Pledgee hereby accepts, (a) a continued first and present security interest in the Original Pledged Shares to secure payment obligations of Pledgor under the Purchase Price Note, and (b) a first and present security interest in the Original Pledged Shares to secure payment obligations of Pledgor under the Purchase Price Note. Pledgor herewith delivers to Pledgee’s legal counsel, The Corporate Law Firm, or its designee, (i) all stock certificates evidencing the Pledged Shares, and (ii) an assignment, duly executed (with the date and number of shares left blank) by Pledgor. For purposes of this Agreement, the Pledged Shares may hereinafter be collectively referred to as the "Collateral."

20

2.                  Representations and Warranties and Covenants Regarding Collateral. Pledgor hereby represents and warrants to Pledgee that Pledgor has good title (both record and beneficial) to the Collateral, free and clear of all claims, pledges, security interests, liens or encumbrances of every nature whatsoever (other than the security interest created hereunder), and that Pledgor has the right to pledge and grant Pledgee the security interest in the Collateral granted under this Agreement. Pledgor further agrees that, until all sums due under the Notes have been paid in full and all of Pledgor’s obligations under this Agreement have been performed, Pledgor will not, without Pledgee's prior written consent, (i) sell, assign or transfer, or attempt to sell, assign or transfer, any of the Collateral, or (ii) grant or create, or attempt to grant or create, any security interest, lien, pledge, claim or other encumbrance with respect to any of the Collateral, or (iii) suffer or permit to continue upon any of the Collateral during the term of this Agreement, an attachment, levy, execution or statutory lien.

3.                  Rights on Default. Upon the occurrence and continuance of an Event of Default (as such term is defined in the Notes), Pledgee will have full power to sell, assign and deliver or otherwise dispose the whole or any part of the Collateral at any broker's exchange or elsewhere, at public or private sale, at the option of Pledgee, in order to satisfy any part of the obligations of Pledgor now existing or hereinafter arising under the Notes. On any such sale, Pledgee or its assigns may purchase all or any part of the Collateral. Notwithstanding anything the contrary contained herein and without the requirement of taking any additional actions under this Agreement or under the law, at Pledgee’s sole and absolute discretion, Pledgee may elect to retain all the Collateral in full satisfaction of Pledgor’s obligations under the Notes. Pledgor agrees to cooperate with Pledgee, upon Pledgee's request, in connection with the disposition of any and all of the Collateral and to execute and deliver any documents which Pledgee shall reasonably request to permit disposition of the Collateral.

4.                  Additional Remedies. The rights and remedies granted to Pledgee herein upon the occurrence of an Event of Default (as such term is defined in the Notes) will be in addition to all the rights, powers and remedies of Pledgee under applicable law and such rights, powers and remedies will be exercisable by Pledgee with respect to all of the Collateral. Pledgor agrees that Pledgee's reasonable expenses of holding the Collateral, preparing it for resale or other disposition, and selling or otherwise disposing of the Collateral, including attorneys' fees and other legal expenses, will be deducted from the proceeds of any sale or other disposition and will be included in the amounts Pledgor must tender to redeem the Collateral. All rights, powers and remedies of Pledgee will be cumulative and not alternative. Any forbearance or failure or delay by Pledgee in exercising any right, power or remedy hereunder will not be deemed to be a waiver of any such right, power or remedy and any single or partial exercise of any such right, power or remedy hereunder will not preclude the further exercise thereof.

5.                  Voting. Notwithstanding this Agreement, so long as Pledgor owns the Pledged Shares and no Event of Default has occurred and is continuing under the Notes, Pledgor will be entitled to vote the Pledged Shares comprising the Collateral.

21

6.                  Termination, Release of Collateral. On the date upon which all of the obligations under the Notes are no longer outstanding, this Agreement shall terminate and the Collateral will automatically be released from the pledge and security interest created hereby without any further action by the parties hereto. Pledgee shall execute such documents and instruments as Pledgor shall reasonably require to evidence such termination, at Pledgor’s sole cost and expense.

7.                  Further Assurances. Pledgor shall, at Pledgee's request, execute and deliver such further documents and take such further actions as Pledgee shall reasonably request to perfect and maintain Pledgee's security interest in the Collateral, or in any part thereof.

8.                  Successors and Assigns. This Agreement will inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto.

9.                  Governing Law; Severability. This Agreement will be governed by and construed in accordance with the laws of Florida, excluding that body of law relating to conflicts of law. Should one or more of the provisions of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions nevertheless will remain effective and will be enforceable.

10.              Submission to Jurisdiction. The Pledgor and the Pledgee submit to the jurisdiction of any state or federal court sitting in Miami-Dade County, Florida, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10(g) of the Share Purchase Agreement. Nothing in this Section 10, however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

11.              Modification; Entire Agreement. This Agreement may not be amended without the written consent of both parties hereto. This Agreement, together with the Share Purchase Agreement and the Notes, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter.

12.              Counterparts. This Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement.

[Signature Page Follows]

22

The parties hereto have executed this Agreement as of the date and year first above written.

PLEDGOR:

IQSTEL INC., a Nevada corporation

By: ______________

Name: Leandro Jose Iglesias

Title: President & Chief Executive Officer

PLEDGEE:

YUKON RIVER HOLDINGS LTD., a

corporation formed under the laws of the British Virgin Islands

By: _____________

Name: Tolga Alemdar

Title: Director

23